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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-14037, 33-48119, 33-72194 and 33-82894 on Form S-8 of B/E Aerospace, Inc. of our
reports dated April 15, 1998 (B/E Aerospace, Inc.), April 24, 1998 (B/E Aerospace, Inc. Savings and Profit Sharing Plan and Trust for the year ended December 31, 1997) and April 24, 1998 (B/E Aerospace 1994 Employee Stock Purchase Plan for the year ended February 28, 1998), appearing in this Annual Report on Form 10-K/A of B/E Aerospace, Inc. for the year ended February 28, 1998.

/s/ Deloitte & Touche LLP


Costa Mesa, California
June 25, 1998